EXHIBIT 99.1
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                                                                     [DANA LOGO]

                                              Contact:   Michelle Hards
                                                         (419) 535-4636
                                                         michelle.hards@dana.com


        DANA CORPORATION ANNOUNCES INTENTION TO DIVEST AFTERMARKET GROUP

       COMPANY TO FOCUS ON SUPPORTING GLOBAL ORIGINAL EQUIPMENT CUSTOMERS

TOLEDO, Ohio, December 3, 2003 - In a move to sharpen Dana Corporation's (NYSE:
DCN) focus on the original equipment marketplace, its Board of Directors announced today that it intends to divest the company's Automotive Aftermarket Group. The Board stated that the key benefit of this action is the enhanced strategic focus it will bring to the company.

Commenting on the announcement, Dana's Acting President and Chief Operating Officer Bill Carroll said, "This move will enable us to leverage our historic strengths in product and process technology to the benefit of our OE customers - and ultimately, our shareholders."

Dana's Automotive Aftermarket Group produces and markets a broad line of replacement products, including Raybestos(R) brakes, Wix(R) filters, and a variety of under-vehicle components. The group, which employs more than 15,000 people worldwide, reported sales of approximately $2.2 billion in 2002. The proposed divestiture does not involve Dana's Clevite distribution and marketing activities based in Ann Arbor, Mich., or its related operations in Churubusco, Ind.; Collierville, Tenn.; and Olive Branch, Miss.

"As the largest manufacturer of replacement parts and components in the aftermarket sector, our Automotive Aftermarket Group features some of the world's leading under-hood and under-vehicle brands," Mr. Carroll added. "This business has been made even stronger by our restructuring efforts over the past two years, which have included a renewed focus on our customers and have enhanced our efficiency, quality, and service. Ultimately, we believe the Aftermarket Group's future opportunities will be optimized under new ownership that is principally dedicated to the automotive aftermarket.

"At the same time, we believe Dana will be best served as we dedicate our resources to providing innovative systems solutions to the light vehicle, commercial vehicle, and off-highway markets," he said.

Mr. Carroll said that possible uses of proceeds from a sale include reinvestment in the company's core businesses; the further reduction of Dana's debt, which would likely accelerate the company's return to investment-grade status; and a contribution to the company's pension plans.

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"We believe this action will significantly enhance Dana's strategic and financial flexibility, while adding value for our shareholders," Mr. Carroll said.

Dana said it is targeting completion of the divestiture in 2004. Credit Suisse First Boston and Goldman, Sachs & Co. have been retained by Dana to assist in the sale process.

STATEMENTS MADE IN THIS RELEASE INDICATING DANA MANAGEMENT'S INTENTIONS, BELIEFS, EXPECTATIONS OR PREDICTIONS FOR THE FUTURE ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE ONLY PREDICTIONS AND MAY DIFFER MATERIALLY FROM ACTUAL OR FUTURE EVENTS OR RESULTS. SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND MAY INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED. SUCH RISKS AND UNCERTAINTIES INCLUDE THE SUCCESS AND TIMING OF THE CONTEMPLATED DIVESTITURE OF THE AUTOMOTIVE AFTERMARKET GROUP AND OTHER FACTORS DISCUSSED FROM TIME TO TIME IN DANA'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

Dana is a global leader in the design, engineering, and manufacture of value-added products and systems for automotive, commercial, and off-highway vehicle manufacturers and their related aftermarkets. The company employs approximately 60,000 people worldwide. Founded in 1904 and based in Toledo, Ohio, Dana operates hundreds of technology, manufacturing, and customer service facilities in 30 countries. The company reported 2002 sales of $9.5 billion.


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